UNDERWRITING AGREEMENT

Among

LEADER FUNDS TRUST

And

LEADER CAPITAL CORP.

And

CEROS FINANCIAL SERVICES
INC.

INDEX

1.	APPOINTMENT OF CEROS AND DELIVERY OF DOCUMENTS	4
2 .	NATURE OF DUTIES	4
3.	OFFERING OF SHARES	5
4.	LICENSED REPRESENTATIVES OF THE FUNDS	6
5.	REPURCHASE OR REDEMPTION OF SHARES BY THE TRUST	6
6.	DUTIES AND REPRESENTATIONS OF CEROS	7
7.	DUTIES AND REPRESENTATIONS OF THE TRUST	9
8.	INDEMNIFICATION OF CEROS BY THE TRUST	12
9.	INDEMNIFICATION OF THE TRUST BY CEROS	14
10.	NOTIFICATION BY THE TRUST	15
11.	COMPENSATION AND EXPENSES	16
12.	SELECTED DEALER AND SELECTED AGENT AGREEMENTS	17
13.	CONFIDENTIALITY	18
14.	EFFECTIVENESS AND DURATION	18
15.	DISASTER RECOVERY	19
16.	DEFINITIONS	19
17.	MISCELLANEOUS	20
ATTACHED SCHEDULES
SCHEDULE A
SCHEDULE B

UNDERWRITING AGREEMENT

THIS UNDERWRITING AGREEMENT effective the 1st day of July, 2019 by and between LEADER FUNDS TRUST, a Delaware statutory trust, having its principal office and place of business at 315 W. Mill Plain Boulevard, Suite 204, Vancouver, Washington, 98660 (the “Trust”), LEADER CAPITAL CORP., a Washington corporation having its principal office and place of business at 315 W. Mill Plain Boulevard, Suite 204, Vancouver, Washington 98660 (“LEADER”), and CEROS FINANCIAL SERVICES INC., a Maryland corporation having its principal office and place of business at 1445 Research Boulevard, Suite530, Rockville, Maryland 20850 (“CEROS”).

WHEREAS, the Trust is offering shares of beneficial interest (the “Shares”) in separate investment portfolios as set forth on Schedule A, as may be amended from time to time (each a “Fund”), and each a series of the Trust; and

WHEREAS, the Trust is an open-end management investment company registered with the United States Securities and Exchange Commission under the 1940 Act; and

WHEREAS, LEADER is registered under the Investment Advisers Act of 1940 as an investment adviser and is engaged as the named adviser of each of the Funds set forth on Schedule A; and

WHEREAS, CEROS is registered under the Securities Exchange Act, as a broker-dealer and is engaged in the business of selling shares of registered investment companies either directly to purchasers or through other financial intermediaries; and

WHEREAS, the Trust and LEADER desire that CEROS offer, as principal underwriter, the Shares of the Funds to the public and CEROS is willing to provide those services on the terms and conditions set forth in this Agreement in order to promote the growth of the Funds and facilitate the distribution of the Shares;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust, LEADER and CEROS hereby agree as follows:

1.	APPOINTMENT OF CEROS AND DELIVERY OF DOCUMENTS

(a)       The Trust and LEADER hereby appoint CEROS, and CEROS hereby agrees, to act as principal underwriter and distributor of the Shares of the Funds for the period and on the terms set forth in this Agreement. In connection therewith, the Funds have delivered to CEROS current copies of:

(i)       the Trust’s Agreement and Declaration of Trust and By-laws (the “Organizational Documents”);

(ii)      the Trust’s current Registration Statement;

(iii)     the Trust’s notification of registration under the 1940 Act on Form N-8A as filed with the SEC;

(iv)     the Trust’s current Prospectus and Statement of Additional Information (as currently in effect and as amended or supplemented, the “Prospectus”);

(v)      any current plan of distribution or similar document adopted by the Funds under Rule 12b-1 under the1940 Act (“Plan”) and each current shareholder service plan or similar document adopted by the Trust (“Service Plan”).

(b)         The Trust shall promptly furnish CEROS with:

(i)      all amendments of or supplements to the foregoing; and

(ii)      a copy of the resolution of the Board appointing CEROS and authorizing the execution and delivery of this Agreement.

2.	NATURE OF DUTIES

(a)       CEROS shall act as distributor of the Funds except that the rights given under this Agreement to CEROS shall not apply to: (i) Shares issued in connection with the merger, consolidation or reorganization of any other investment company or series or class thereof with a Fund or class thereof; (ii) the Trust’s acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or series or class thereof; (iii) the reinvestment in Shares by the Funds’ shareholders of dividends or other distributions; or (iv) any other offering by the Funds of securities to its shareholders (collectively “exempt transactions”).

(b)       Notwithstanding the foregoing, CEROS is and may in the future distribute shares of other investment companies including investment companies having investment objectives similar to those of the Funds. The Funds and LEADER further understand that existing and future investors in the Funds may invest in shares of such other investment companies. The Funds and LEADER agree that the services that CEROS provides to such other investment companies shall not be deemed in conflict with its duties to the Funds under this Agreement.

3.	OFFERING OF SHARES

(a)       CEROS shall have the right to buy from the Funds the Shares needed to fill unconditional orders for Shares of the Funds placed with CEROS by investors or selected dealers or selected agents (each as defined in Section 12 hereof) acting as agent for their customers’ or on their own behalf. Alternatively, CEROS may act as the Funds’ agent, to offer, and to solicit offers to subscribe to, Shares of the Funds.

(b)       The price that CEROS shall pay for Shares purchased from the Funds shall be the NAV used in determining the Public Offering Price on which the orders are based. Shares purchased by CEROS are to be resold by CEROS to investors at the respective Public Offering Price(s), or to selected dealers or selected agents acting in accordance with the terms of selected dealer or selected agent agreements described in Section 12 of this Agreement. The Funds will advise CEROS of the NAV(s) each time that it is determined by the Funds, or its designated agent, and at such other times as CEROS may reasonably request.

(c)       CEROS will promptly forward all orders and subscriptions to the Funds or its designated agent. All orders and all subscriptions shall be directed to the Funds for acceptance and shall not be binding until accepted by the Funds. Any order or subscription may be rejected by the Funds; provided, however, that the Funds will not arbitrarily or without reasonable cause refuse to accept or confirm orders or subscriptions for the purchase of Shares. The Funds or its designated agent will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the Funds or its designated agent of payment therefore, will issue such Shares in uncertificated form pursuant to the instructions of CEROS. CEROS agrees to cause such payment and such instructions to be delivered promptly to the Funds or its designated agent.

(d)       The Funds reserve the right to suspend the offering of Shares of the Funds at any time in the absolute discretion of the Board, and upon notice of such suspension CEROS shall cease to offer Shares of the Funds specified in the notice.

(e)       No Shares shall be offered by either CEROS or the Funds under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Funds if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act, or if and so long as a current Prospectus, as required by Section l0(b) of the Securities Act, as amended, is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way limit the Funds’ obligation to repurchase Shares from any shareholder in accordance with the provisions of the Fund’s Organizational Documents or the Prospectus applicable to the Shares.

4.	LICENSED REPRESENTATIVES OF THE FUNDS

At the request of the Trust, a Fund, LEADER, or a Fund’s sponsor, adviser or affiliate, CEROS may license certain designated employees as a “registered representative” and maintain their licensed status in accordance with FINRA rules and regulations including the following:

(a)         Filing Form U-4’s and fingerprint submission and processing renewals and terminations

(b)         On-going compliance up-dates and training

(c)         Preparation of materials and training or compliance with FINRA continuing education requirements

(d)         Supervision of registered representatives

CEROS reserves the right in its sole discretion to refuse to register or maintain the registration for any individual and otherwise impose any requirements, fees or limitations on licensed persons.

5.	REPURCHASE OR REDEMPTION OF SHARES BY THE TRUST

(a)         Any of the outstanding Shares of the Funds may be tendered for redemption at any time, and the Funds agree to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Organizational Documents and the Prospectus relating to the Shares.

(b)         Each Fund or its designated agent shall pay:

(i)       the total amount of the redemption price consisting of the NAV less any applicable redemption fee to the redeeming shareholder or its agent, and

(ii)       except as may be otherwise required by FINRA Rules, any applicable deferred sales charges to CEROS in accordance with CEROS’s instructions on or before the fifth business day (or such other earlier business day as is customary in the investment company industry) subsequent to the Trust or its agent having received the notice of redemption in proper form.

(c)         Redemption of Shares or payment therefore may be suspended at times when the New York Stock Exchange is closed for any reason other than its customary weekend or holiday closings, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Funds of securities owned by the Funds is not reasonably practicable or it is not reasonably practicable for the Funds fairly to determine the value of the Funds’ net assets, or during any other period when the SEC so requires or permits.

6.	DUTIES AND REPRESENTATIONS OF CEROS

(a)        CEROS shall use reasonable efforts to facilitate the sale of Shares of the Funds upon the terms and conditions contained herein and in the then current Prospectus. CEROS shall devote reasonable time and effort to facilitate the distribution of Fund shares but shall not be obligated to sell any specific number of Shares. The services of CEROS to the Funds hereunder are not to be deemed exclusive, and nothing herein contained shall prevent CEROS from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

(b)         CEROS will execute and deliver agreements with broker/dealers, financial institutions and other industry professionals based on forms of agreement approved from time to time by the Board with respect to shares of the Funds, including but not limited to forms of sales support agreements and shareholder servicing agreements approved in connection with any distribution and/or servicing plan approved in accordance with Rule 12b-1 under the 1940 Act.

(c)         CEROS shall be responsible for reviewing and providing advice and counsel on, and filing with FINRA, all sales literature (e.g., advertisements, brochures and shareholder communications, including the Fund’s website) with respect to the Funds. All costs associated with advertising filings shall be paid by the Funds. CEROS will forward all FINRA comments on marketing materials to the Trust for incorporation into such materials and the sole responsibility for incorporation of such comments shall remain with the Trust; provided, however, that the Trust shall provide all factual content, opinion, and other content for such materials to CEROS and CEROS shall not be responsible for the accuracy of the content of such materials, when used thereafter by the Trust or any person authorized by the Trust to use such material; nor shall CEROS be responsible for the filing or content of any such materials used by third parties without the authorization of CEROS; and provided further that CEROS shall not be responsible for filing any materials that fall within the definition of advertising and sales literature if such materials are not provided to CEROS in a form suitable for filing in a timely manner. In addition, CEROS will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.

(d)          CEROS will forward all sales related complaints concerning the Funds to the Trust.

(e)         CEROS will provide assistance in the preparation of quarterly board materials with regard to sales and other distribution-related data reasonably requested by the Board of the Funds.

(f)         All activities by CEROS and its agents and employees as distributor of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the Securities Act, the Securities Exchange Act, and FINRA Rules, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or any securities association registered under the Securities Exchange Act.

(g)         In selling Shares of the Funds, CEROS shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of the Shares. Neither CEROS, any selected dealer, any selected agent nor any other person is authorized by the Funds to give any information or to make any representations other than as is contained in a Fund’s Prospectus or any advertising materials or sales literature specifically approved in writing by the Funds or their agents.

(h)         CEROS shall adopt and follow procedures for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of FINRA.

(i)           CEROS represents and warrants to the Trust that:

(i)       It is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts and it is duly qualified to carry on its business in the Commonwealth of Massachusetts;

(ii)      It is empowered under applicable laws and by its Articles of Organization to enter into and perform this Agreement;

(iii)     All requisite actions have been taken to authorize it to enter into and perform this Agreement;

(iv)     It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

(v)     This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of CEROS, enforceable against CEROS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(vi)         It is registered under the Securities Exchange Act with the SEC as a broker-dealer, it is a member in good standing of FINRA, it will abide by FINRA Rules, and it will notify the Funds if its membership in FINRA is terminated or suspended; and

(vii)        Its selling agreements will require that selling agents comply with applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act (the “PATRIOT Act”), its implementing regulations, and related SEC and SRO rules.

(j)            Notwithstanding anything in this Agreement, including the Schedules, to the contrary, CEROS makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 12 hereof, as to the availability of any Shares to be sold through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

(k)            It will maintain membership with the National Securities Clearing Corp (“NSCC”) or shall contract with a member to sponsor a participant number for the Funds so as to enable the Shares to be traded through FundSERV. CEROS shall not be responsible for any operational matters associated with FundSERV or networking transactions.

7.	DUTIES AND REPRESENTATIONS OF THE TRUST

(a)            The Trust shall furnish to CEROS copies of all financial statements and other documents to be delivered to shareholders or investors and shall furnish CEROS copies of all other financial statements, documents and other papers or information which CEROS may reasonably request for use in connection with the distribution of Shares. The Trust shall make available to CEROS the number of copies of the Funds’ Prospectuses as CEROS shall reasonably request.

(b)            The Trust shall take, from time to time, subject to the approval of the Board and any required approval of the shareholders of the Funds, all actions necessary to fix the number of authorized Shares (if such number is not unlimited) and to register the Shares under the Securities Act, to the end that there will be available for sale the number of Shares as reasonably may be expected to be sold pursuant to this Agreement.

(c)            The Trust will execute any and all documents, furnish any and all information and otherwise take all actions that may be reasonably necessary to register or qualify Shares for sale in such states as CEROS may designate to the Funds and the Funds may approve, and the Funds shall pay all fees and other expenses incurred in connection with such registration or qualification; provided that the Funds shall not be required to qualify as a foreign corporation, Fund or association in any State. Any registration or qualification may be withheld, terminated or withdrawn by the Funds at any time in its discretion. CEROS shall furnish such information and other material relating to its affairs and activities as the Funds require in connection with such registration or qualification.

(d)           The Trust represents and warrants to CEROS that:

(i)         It is a business trust duly organized and existing and in good standing under the laws of the state of Delaware;

(ii)        It is empowered under applicable laws and by its Organizational Documents to enter into and perform this Agreement;

(iii)       All proceedings required by the Organizational Documents have been taken to authorize it to enter into and perform its duties under this Agreement;

(iv)       It is an open-end management investment company registered with the SEC under the 1940 Act;

(v)       All Shares, when issued, shall be validly issued, fully paid and non-assessable;

(vi)       This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(vii)      The performance by the Trust of its obligations hereunder does not and will not contravene any provision of the Trust’s Agreement and Declaration of Trust;

(viii)     The Registration Statement is currently effective and will remain effective with respect to all Shares of the Funds being offered for sale;

(ix)       The Registration Statement and Prospectus have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations thereunder;

(x)        The Registration Statement and Prospectus contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder; all statements of fact contained or to be contained in the Registration Statement or Prospectus are or will be true and correct at the time indicated or on the effective date as the case may be; and neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares;

(xi)        It will from time to time file such amendment or amendments to the Registration Statement and Prospectus as, in the light of then-current and then-prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectus at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares (“Required Amendments”);

(xii)      It shall not file any amendment to the Registration Statement or Prospectus without giving CEROS reasonable notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Funds’ right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Funds may deem advisable, such right being in all respects absolute and unconditional;

(xiii)     All Shares of the Funds are properly registered in the states required by applicable state laws;

(xiv)    Any amendment to the Registration Statement or Prospectus hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1940 Act and the rules and regulations thereunder; all statements of fact contained in the Registration Statement or Prospectus will, when it becomes effective, be true and correct at the time indicated or on the effective date as the case may be; and no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares;

(xv)      In connection with any registered representatives maintained under this Agreement, the Trust agrees to cooperate with CEROS and provide reports as necessary to maintain appropriate licensing and qualifications and report to CEROS any complaints, arbitrations, litigation or any other material matter that may affect a registered representative’s registration status;

(xvi)      It has adopted necessary procedures to comply with the Bank Secrecy Act (“BSA”), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act (the “PATRIOT Act”), its implementing regulations, and related SEC and SRO rules.

Consistent with this requirement, the Trust shall ensure that the account opening forms utilized by the Funds contain the necessary customer information such as name, address, taxpayer identification and other information to verify the identity of such customers as well as provide proper notification to customers of such anti-money laundering program adopted by the Trust and/or its service providers; and

(xvii) CEROS may rely on and will be held harmless from relying on oral or written instructions it receives from an officer, agent, or legal counsel to the Trust that it reasonably believes to be genuine.

8.	INDEMNIFICATION OF CEROS BY THE TRUST

(a)         The Trust authorizes CEROS and any dealers with whom CEROS has entered into dealer agreements to use the latest Prospectus in the form furnished by the Trust in connection with the sale of Shares. The Trust agrees to indemnify, defend and hold CEROS, its several officers and managers, and any person who controls CEROS within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which CEROS, its officers and managers, or any such controlling persons, may incur under the Securities Act, the 1940 Act, or common law or otherwise, arising out of or based upon:

(i)        any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any Registration Statement or any Prospectus,

(ii)       the Trust’s breach of any representations, warranties or obligations forth herein,

(iii)       any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement or any Prospectus or necessary to make the statements in any of them not misleading,

(iv)       the Trust’s failure to maintain an effective Registration Statement and Prospectus with respect to Shares of the Funds that are the subject of the claim or demand,

(v)        the Trust’s failure to provide CEROS with advertising or sales materials to be filed with FINRA on a timely basis or use of marketing materials that are false or misleading,

(vi)       the Trust’s failure to properly register Fund Shares under applicable state laws, or

(vii) all reasonable actions taken by CEROS hereunder, including all actions resulting from CEROS’s reliance on instructions received from an officer, agent or legal counsel of the Trust.

(b)       The Trust’s agreement to indemnify CEROS, its officers or managers, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon:

(i)       any such untrue statement, alleged untrue statement, omission or alleged omission made in any Registration Statement or any Prospectus in reliance upon information furnished by CEROS, its officers, managers or any such controlling person to the Fund or its representatives for use in the preparation thereof, or

(ii)       willful misfeasance, bad faith or gross negligence in the performance of CEROS’s duties, or by reason of CEROS’s reckless disregard of its obligations and duties under this Agreement (’‘Disqualifying Conduct”).

(c)          The Trust’s agreement to indemnify CEROS, its officers and managers, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust’s being notified of any action brought against CEROS, its officers or managers, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Funds at the address set forth above within a reasonable period of time after the summons or other first legal process shall have been served; provided, however, that the failure to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Funds’ indemnity agreement contained in this Section.

(d)          The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by CEROS, which approval shall not be unreasonably withheld. If the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by CEROS, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, the Trust will reimburse CEROS, its officers and managers, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them.

(e)          The Trust’s indemnification agreement contained in this Section and the Funds’ representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of CEROS, its officers and managers, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to CEROS’s benefit, to the benefit of its several officers and managers, and their respective estates, and to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify CEROS of the commencement of any litigation or proceedings against the Trust or any of its officers or Board members in connection with the issue and sale of Shares.

9.	INDEMNIFICATION OF THE TRUST BY CEROS

(a)          CEROS agrees to indemnify, defend and hold the Trust, its several officers and Board members, and any person who controls the Trust within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or Board members, or any such controlling person, may incur under the Securities Act, the 1940 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Board members, or such controlling person results from such claims or demands:

(i)        arising out of or based upon statements or representations made by CEROS which are unauthorized by the Trust or its agents in any sales literature or advertisements or any Disqualifying Conduct by CEROS in connection with the offering and sale of any Shares, or

(ii)        arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by CEROS to the Fund specifically for use in the Trust’s Registration Statement and used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by CEROS to the Trust and required to be stated in such answers or necessary to make such information not misleading.

(b)        CEROS’s agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon CEROS’s being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to CEROS at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served.

(c)        The failure to notify CEROS of any such action shall not relieve CEROS from any liability which it may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of CEROS’s indemnity agreement contained in this Section.

(d)        CEROS will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by CEROS and approved by the Trust, which approval shall not be unreasonably withheld. If CEROS elects to assume the defense of any such suit and retain counsel of good standing approved by the Trust the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in the case CEROS does not elect to assume the defense of any such suit, CEROS will reimburse the Trust, the Trust’s officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Trust or them.

(e)        CEROS’s indemnification agreement contained in this Section and CEROS’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by CEROS or on behalf of CEROS, its officers and managers, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the benefit of the Trust and the Funds, to the benefit of the Trust’s officers and Trustees, and their respective estates, and to the benefit of any controlling persons and their successors. CEROS agrees promptly to notify the Trust of the commencement of any litigation or proceedings against CEROS or any of its officers or managers in connection with the issue and sale of Shares.

10.       NOTIFICATION BY THE TRUST

(a)         The Trust agrees to advise CEROS as soon as reasonably practical:

(i)         of any request by the SEC for amendments to the Registration Statement or any Prospectus then in effect;

(ii)       of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any Prospectus then in effect or of the initiation of any proceeding for that purpose;

(iii)      of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or any Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not misleading, if such change to the Registration Statement or Prospectus is not made;

(iv)       of all actions of the SEC with respect to any amendment to any Registration Statement or any Prospectus which may from time to time be filed with the SEC;

(v)       if a current Prospectus is not on file with the SEC; and

(vi)       of all advertising, sales materials and other communications with the public required to be filed with FINRA. This obligation shall extend to all revisions of such communications.

For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

11.       COMPENSATION AND EXPENSES

(a)       In consideration of CEROS’s services hereunder, the Fund agrees to pay, or cause the Fund’s adviser to pay, to CEROS the fees set forth in Schedule B, attached hereto. Fees will begin to accrue for each Fund on the latter of the date of this Agreement or the date CEROS begins providing services to or on behalf of such Fund. The monthly Service Fee set forth on Schedule B may be offset by any fees and charges collected and retained by CEROS, for the applicable month, as set forth below:

(i)        any applicable sales charge assessed upon investors in connection with the purchase of Shares;

(ii)       from the Fund, any applicable contingent deferred sales charge (“CDSC”) assessed upon investors in connection with the redemption of Shares;

(iii)      from the Fund, the distribution service fees with respect to the Shares of those classes as designated in Schedule A for which a Plan is effective (the “Distribution Fee”); and

(iv)       from the Fund, the shareholder service fees with respect to the Shares of those Classes as designated in Schedule A for which a Service Plan is effective (the “Shareholder Service Fee”).

(b)       The Distribution Fee and Shareholder Service Fee, if any, shall be accrued daily by the Trust or class thereof and shall be paid monthly as promptly as possible after the last day of each calendar month, at the rate or in the amounts set forth in the Plan(s). The Trust grants and transfers to CEROS a general lien and security interest in any and all securities and other assets of the Trust now or hereafter maintained in an account at the Trust’s custodian on behalf of the Trust to secure any Distribution Fees,

Shareholder Service Fees, or other fees owed CEROS by the Trust under this Agreement. All fees set forth herein shall be due and payable upon receipt of invoice and shall be considered late if payment is not received by CEROS within fifteen (15) days of the Fund’s receipt of the invoice. Payments not received with fifteen (15) days may be assessed interest at the maximum amount permitted by law.

(c)       The Trust shall be responsible and assumes the obligation for payment of all the expenses of the Trust, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of the Registration Statement and Prospectus (including but not limited to the expense of setting in type the Registration Statement and Prospectus and printing sufficient quantities for internal compliance, regulatory purposes and for distribution to current shareholders).

The Trust shall bear the cost and expenses (i) of the registration of the Shares for sale under the Securities Act; (ii) of the registration or qualification of the Shares for sale under the securities laws of the various States; (iii) if necessary or advisable in connection therewith, of qualifying the Funds, (but not CEROS) as an issuer or as a broker or dealer, in such states as shall be selected by the Trust and CEROS pursuant to Section 7(c) hereof; (iv) payable to each State for continuing registration or qualification therein until the Funds decide to discontinue registration or qualification pursuant to Section 7(c) hereof; and (v) payable for standard transmission costs, including costs imposed by the National Securities Clearing Corporation. CEROS shall pay all expenses relating to CEROS’s broker-dealer qualification.

12.       SELECTED DEALER AND SELECTED AGENT AGREEMENTS

CEROS shall have the right to enter into selected dealer agreements with securities dealers of its choice (“selected dealers”) and selected agent agreements with depository institutions and other financial intermediaries of its choice (“selected agents”), and will make all reasonable efforts to enter into such dealer and agent agreements that LEADER directs, for the sale of Shares and to fix therein the portion of the sales charge, if any, that may be allocated to the selected dealers or selected agents; provided, that the Trust shall approve the forms of agreements with selected dealers or selected agents and shall review and approve the compensation set forth therein. A form of selling agreement for the Funds is attached hereto. Selected dealers and selected agents shall resell Shares of the Funds at the public offering price(s) set forth in the Prospectus relating to the Shares. Within the United States, CEROS shall offer and sell Shares of the Funds only to selected dealers that are members in good standing of FINRA.

13.       CONFIDENTIALITY

CEROS agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that CEROS may:

(a)        Prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

(b)        provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

(c)       release such other information as approved in writing by the Fund, which approval shall not be unreasonably withheld.

CEROS may release any information regarding the Trust without the consent of the Trust if CEROS reasonably believes that it may be exposed to civil or criminal legal proceedings for failure to comply, when requested to release any information by duly constituted authorities or when so requested by the Trust. Each party agrees to comply with Regulation S-P under the Gramm-Leach-Bliley Act.

14.         EFFECTIVENESS AND DURATION

(a)         This Agreement shall become effective as of the date hereof and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Trust’s Board or (ii) by a vote of a majority of the Shares of the Trust, provided that in either event its continuance also is approved by a majority of the Board members who are not “interested persons” of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)        This agreement is terminable, without penalty, on sixty (60) days’ notice, by the Board, by vote of a majority of the outstanding voting securities of such Trust, or on two hundred seventy (270) days’ notice by CEROS.

(c)         This Agreement will automatically and immediately terminate in the event of its assignment.

(d)         CEROS agrees to notify the Trust immediately upon the event of CEROS’s expulsion or suspension by FINRA. This Agreement will automatically and immediately terminate in the event of CEROS’s expulsion or suspension by FINRA.

15.         DISASTER RECOVERY

CEROS shall maintain disaster recovery procedures in effect making reasonable provisions for the storage and retrieval of information maintained in CEROS’s possession.

16.         DEFINITIONS

As used in this Agreement, the following terms shall have the meaning set forth below:

(a)       The “Board” means the Board of Trustees of the Trust.

(b)       “Fund Business Day” means any day on which the NAV of Shares of each Fund is determined as stated in the then current Prospectus.

(c)       “FINRA Rules” means the Constitution, By-Laws, and Rules of Fair Practice of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any interpretations thereof.

(d)       “NAV” means the net asset value per Share of each Fund as determined by the Fund, or its designated agent, in accordance with and at the times indicated in the applicable Prospectus of the Fund on each Fund Business Day in accordance with the method set forth in the Prospectus and guidelines established by the Board.

(e)       “Public Offering Price” means the price per Share of the Fund at which CEROS or selected dealers or selected agents may sell Shares to the public or to those persons eligible to invest in Shares as described in the Prospectus of the Funds, determined in accordance with such Prospectus under the Securities Act relating to such Shares.

(f)       “Prospectus” means the current prospectus and statement of additional information of the Fund, as currently in effect and as amended or supplemented.

(g)       “Registration Statement” means the Fund’s Registration Statement on Form N-lA and all amendments thereto filed with the SEC.

(h)       “SEC” means the U.S. Securities and Exchange Commission.

(i)       “Securities Act” means the Securities Act of 1933, as amended.

G)        “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)        “1940 Act” means the Investment Company Act of 1940, as amended.

(I)         The terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings as such terms have in the 1940 Act.

17.       MISCELLANEOUS

(a) No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

(b) This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Delaware.

(c) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(d) The parties may execute this Agreement or any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(e) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(f) In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other party resulting from such failure to perform or otherwise from such causes.

(g) CEROS shall not be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was known by CEROS or its affiliates.

(h) Any controversy or claim arising out of, or related to, this Agreement, its termination or the breach thereof, shall be settled by binding arbitration by three arbitrators (or by fewer arbitrator(s), if the parties subsequently agree to fewer) in the State of Delaware, in accordance with the rules then obtaining of FINRA, and the arbitrators’ decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(i) Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(j) All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Trust:	To CEROS:

Leader Funds Trust	Ceres Financial Services Inc.
315 W. Mill Plain Boulevard	Chief Compliance Officer
Suite 204	1445 Research Boulevard, Suite 530
Vancouver, WA 98660	Rockville, MD 20850

To LEADER:
Leader Capital Corp.
ATTN: Chief Executive Officer
315 W. Mill Plain Boulevard, Suite 204
Vancouver, WA 98660

(k) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

(l) Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

(m) CEROS and LEADER are hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust’s Declaration of Trust and agree that the obligations assumed by the Trust or a Fund, as the case may be, pursuant to this Agreement shall be limited in all cases to the Trust or a Fund, as the case may be, and its assets, and CEROS and LEADER shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust. In addition, CEROS and LEADER shall not seek satisfaction of any such obligations from the Trustees or any individual Trustee. CEROS and LEADER understand that the rights and obligations of any Fund under the Declaration of Trust are separate and distinct from those of any and all other Funds. CEROS and LEADER further understand and agree that no Fund of the Trust shall be liable for any claims against any other Fund of the Trust and that CEROS and LEADER must look solely to the assets of the pertinent Fund of the Trust for the enforcement or satisfaction of any claims against the Trust with respect to that Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

LEADER FUNDS TRUST	CEROS FINANCIAL SERVICES INC.

/s/ John E. Lekas		/s/ Catherine Ayers-Rigsby

By:
Catherine Ayers-Rigsby
President		President

LEADER CAPITAL CORP.

By:-	/s/ John E, Lekas
John E. Lekas
President and Chief Executive Officer

UNDERWRITING AGREEMENT

Schedule A

Fund Name	Adviser	Sub-Adviser	Effective Date
Leader Short Duration Bond Fund	Leader Capital Corp.	N/A
Institutional Shares			July 1, 2019
Investor Shares
Class A Shares
Class C Shares

Leader Total Return Fund
Institutional Shares
Investor Shares
Class A Shares
Class C Shares

Leader Floating Rate Fund
Institutional Shares
Investor Shares

UNDERWRITING AGREEMENT
Schedule B
Leader Short Duration Bond Fund
Leader Total Return Fund
Leader Floating Rate Fund
Fee Schedule
Page 2 of 2

[REDACTED – schedule has been excluded because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed]

The undersigned investment adviser hereby acknowledges and agrees to the terms of this Underwriting Agreement.

Leader Capital Corp

315 W. Mill Plain Blvd., Suite 204

Vancouver, WA 95660

By:	/s/ John E. Lekas

Name: John E. Lekas

Title: President and Chief Executive Officer